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                                                                    EXHIBIT 99.1

[O'CHARLEY'S INC. LOGO]
NEWS RELEASE

CONTACT:
INVESTMENT COMMUNITY:                                   MEDIA:
A. Chad Fitzhugh                                        Meg Bayless
Chief Financial Officer                                 Public Relations Manager
(615) 782-8818                                          (615) 782-8940


          O'CHARLEY'S INC. ANNOUNCES MANAGEMENT CHANGES AND CREATION OF
                            STRATEGIC PLANNING GROUP

NASHVILLE, Tenn. (June 25, 2004) -- O'Charley's Inc. (NASDAQ/NM: CHUX), today announced that William E. "Eddie" Hall has resigned as Concept President - O'Charley's to pursue other business opportunities. The Company also announced that Richard D. May has been promoted to lead the strategic planning efforts of the Company as Chief Strategic Officer.

         A 14-year veteran of O'Charley's, Eddie Hall was promoted to Concept President - O'Charley's in 2002 and had previously served as Executive Vice President of Operations. Steven J. Hislop, the Company's President and Chief Operating Officer, will take on the additional responsibilities, effective immediately, as Concept President of O'Charley's and will be supported by a very experienced and deep operations team led by 15-year O'Charley's veteran, Frank Biller, Vice President of Operations - O'Charley's Concept.

         Gregory L. Burns, Chairman and Chief Executive Officer of O'Charley's Inc., stated, "I regret Eddie's resignation. He helped us make some very important decisions this past year, which have re-energized our O'Charley's restaurant operations. He has assembled a very strong operations team and has been an integral part of the development of our people and the O'Charley's concept since 1990. He will be missed, but we wish him the very best in his new endeavors."

         The Company also announced the formation of a Strategic Planning Group to be led by Rich May. Having joined the Company in 1998 as Director of Strategic Planning, Mr. May most recently served as Executive Vice President of Stoney River Legendary Steaks. In his new role, which will report to Mr. Burns, Mr. May will work directly with the management teams of O'Charley's, Ninety Nine Restaurant & Pub and Stoney River as well as commissary operations to continue to develop and enhance the Company's long-term strategic planning efforts.

         Anthony J. "Tony" Halligan III, Vice President of Stoney River, will continue with day-to-day responsibilities for operations of the Stoney River concept and report directly to Mr. Hislop. Christopher T. O'Cull, formerly Director of Finance at the Company, will join Mr. May as Director of Strategic Planning. Prior to joining the Company, Mr. O'Cull was Vice President - Equity Research at Morgan Keegan & Company.

         Commenting on the announcement, Mr. Burns added, "We have made significant strides over the past few years toward becoming a leading, multi-concept restaurant company. During this time, we have grown the O'Charley's concept, acquired two exciting new concepts and made substantial improvements

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            3038 Sidco Drive * Nashville, TN 37204 * (615) 256-8500


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CHUX Announces Management Changes
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June 25, 2004


in our commissary operation. Our strategic planning effort will be a disciplined and well-defined process aimed at the complete specification of our growth strategy and the assignment of responsibilities for its execution. The objective of this group is the development of values, managerial capabilities, organizational responsibilities and administrative systems that link strategic and operational decision making at all levels and across all areas of our business. I have full confidence in Rich and his team to work with me in developing a comprehensive long-term plan to complement our goal of becoming the best restaurant company for our people, customers and shareholders."

         O'Charley's Inc. operates 215 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly-baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 91 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including the Company's expectations for projected benefits from its strategic planning efforts and the performance of the O'Charley's concept operations team, may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to successfully implement sales building initiatives at the O'Charley's concept, increase operating margins and sustain increases in same store sales; the adverse impact of the Hepatitis A occurrence and the related litigation on the Company's results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the effect that increases in food, labor and other expenses, including those associated with the sales building initiatives, have on our results of operations; and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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